DATED 21 January 2026 WARRANTY DEED among ASSURED GUARANTY UK HOLDINGS LTD and WARWICK COMPANY (UK) LIMITED CONTENTS Page 1. Interpretation ............................................................................................................. 1 2. Warranties and Recourse ........................................................................................... 6 3. Assignment................................................................................................................ 7 4. Effect of Completion ................................................................................................. 7 5. Counterparts .............................................................................................................. 7 6. Third Party Rights ..................................................................................................... 7 7. Notices ...................................................................................................................... 7 8. Invalidity ................................................................................................................... 8 9. General Provisions..................................................................................................... 8 10. Governing Law and Submission to Jurisdiction ......................................................... 9 11. Liability ..................................................................................................................... 9 12. Termination ............................................................................................................... 9 13. Entire Agreement ...................................................................................................... 9 Schedule 1 Warranties ......................................................................................................... 13 Schedule 2 Limitations on Liability ..................................................................................... 39 Schedule 3 Group Information ............................................................................................ 42 This DEED (“Deed”) is made on 21 January 2026 BETWEEN: (1) ASSURED GUARANTY UK HOLDINGS LTD, a private limited company incorporated under the laws of England and Wales, whose registered office is at 6 Bevis Marks, 11th Floor, London, United Kingdom, EC3A 7BA (the “Purchaser”); and (2) WARWICK COMPANY (UK) LIMITED, a private limited company incorporated and registered in England and Wales with company number 09005808 whose registered office is at The Scalpel 18th Floor, 52 Lime Street, London, United Kingdom, EC3M 7AF (the “Company” or “Warrantor” as the context requires). WHEREAS: (A) In connection with the sale of the Shares to the Purchaser under the Sale and Purchase Agreement, the Warrantor has agreed to give the Warranties on and subject to the terms and conditions contained in this Deed. IT IS AGREED: 1. INTERPRETATION 1.1 Words and expressions defined in Clause 1.1 of the Sale and Purchase Agreement shall (unless defined in this Deed or the context otherwise requires) have the same meanings in this Deed. 1.2 In this Deed unless the context otherwise requires: “Accounting Records” means for each Group Company, its accounting and financial reporting systems, workbooks, supporting documentation, internal and external financial reports and disclosures and other related systems, calculations, reports, and other evidence supporting the transactions and asset and liability balances; “Accounting Standards” has the meaning given to it in the Sale and Purchase Agreement; “Accounting Date” has the meaning given to it in the Sale and Purchase Agreement; “Accounts Date” means December 31, 2024; “Anti-Corruption Laws” has the meaning given to it in Schedule 1; “Associated Person” means in relation to a company, a person (including an Employee, agent or subsidiary) who performs or has performed services for or on that company’s behalf; “Authority” has the meaning given to it in the Sale and Purchase Agreement; “Benefit Scheme” has the meaning given to it in Schedule 1; “Bermuda SAP” means the statutory accounting and actuarial principles and practices prescribed with respect to Bermuda-domiciled life reinsurance companies by the BMA applicable to Bermuda long-term Class E insurance companies; 2 “BMA” means the Bermuda Monetary Authority; “Book Value” means the amount of the estimated net asset value in respect of the Group as at the applicable date of determination; “Business Day” means a day (other than a Saturday or Sunday or a public holiday) when commercial banks are open for ordinary banking business in Bermuda, New York and London; “Business IPR” means all Intellectual Property Rights which have in the three (3) years prior to the date of this Deed been used or intended to be used primarily in or in connection with the business of any Group Company and which are material to the business of the Group; “Business IT” means all Information Technology which is owned or used by any Group Company and which is material to the business of the Group; “Claim” means any claim, proceeding, suit or action against the Warrantor arising out of or in connection with this Warranty Deed; “Companies Act” means the Companies Act 2006; “Company” means Warwick Company (UK) Limited a private limited company incorporated and registered in England and Wales with company number 09005808 whose registered office is at The Scalpel 18th Floor, 52 Lime Street, London, United Kingdom, EC3M 7AF; “Completion” has the meaning given to it in the Sale and Purchase Agreement; “Completion Date” has the meaning given to it in the Sale and Purchase Agreement; “Covered Taxes” means any and all Taxes that (a) are imposed on, allocated or attributable to or incurred or payable by any Group Company for any Tax period or portion thereof ending on or prior to the Completion Date, together with any interest, penalty or additions to Tax accruing after the Completion Date on Taxes described in this clause (a) or (b) arise from or are attributable to any inaccuracy in or breach of any representation or warranty made in Clause 17 of Schedule 1; “Data Protection Laws” has the meaning given to it in the Sale and Purchase Agreement; “Data Room” has the meaning given to it in the Sale and Purchase Agreement; “Disclosed” means fairly disclosed in the Disclosure Documents with sufficient detail to allow the Purchaser to make a reasonable assessment of the nature and scope of the matters, facts or circumstances disclosed and where relevant the extent and impact of their consequences; “Disclosure Documents” means the Disclosure Letter and the documents provided in the Data Room (the agreed form index of which is appended to the Disclosure Letter); “Disclosure Letter” means the letter from the Warrantor to the Purchaser fairly disclosing certain matters relating to certain of the Warranties dated on or about the date of this Deed including the contents of the documents appended and the Schedule thereto and those documents, facts, events, circumstances, matters and information deemed to be Disclosed in it; “Effective Time” has the meaning given to it in the Sale and Purchase Agreement;

3 “Employees” means the individuals employed by a Group Company (whether or not having a written contract of employment), and “Employee” means any one of them; “Encumbrance” has the meaning given to it in the Sale and Purchase Agreement; “Excess” has the meaning given to it in Schedule 2; “Excise Taxes” means any excise Tax imposed by Section 4371 of the US Internal Revenue Code of 1986, as amended; “Farmers Reinsurance Agreement” means that certain reinsurance agreement, effective as of November 30, 2023, by and between Warwick Re and Farmers Life Insurance Company; “Financial Statements” has the meaning given to it in the Sale and Purchase Agreement; “Former Management Members” has the meaning given to it in the Sale and Purchase Agreement; “Former Relevant Person” means each former employee, worker, officer or consultant (whether such consultant provided services personally or through any form of service company) employed, engaged or retained by (and whether or not having had a written contract of employment or engagement with) any member of the Group; “GDPR” means the General Data Protection Regulation (2016/679); “Group” and “Group Company” have the meaning given to it in the Sale and Purchase Agreement; “Information Technology” means computer systems, communication systems, software and hardware; “Insurance Act” means the Bermuda Insurance Act 1978 (as amended) and related rules and regulations; “Insurer” means Euclid Transactional UK Limited; “Intellectual Property Rights” means trademarks, service marks, rights in trade names, business names, logos or get-up, patents, petty patents, utility models, supplementary protection certificates, rights in inventions, registered and unregistered design rights, copyrights, semiconductor topography rights, database rights, rights in domain names and URLs, rights to sue for passing off and in unfair competition, rights in opposition proceedings and all other similar rights in any part of the world (including in Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations; “IT Contracts” means all arrangements and agreement under which: (a) any third party provides any element of, or services relating to, IT Systems, including without limitation leasing, hire-purchase, software licences, support, maintenance, services, development and design agreements; and 4 (b) the Group provides any third party with any element of, or services relating to, IT Systems, including without limitation leasing, hire-purchase, software licences, support, maintenance services, development and design agreements; “IT Systems” means all computer systems, communications systems, software and hardware (including firmware, peripherals, communication equipment and links, storage media, networking equipment, power supplies and any other components used in conjunction with such); “Just Reinsurance Agreement” means that certain reinsurance agreement by and between Warwick Re and Just Retirement Limited; “Know-how” means industrial and commercial information and techniques in any form not in the public domain including drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers; “Licensed Business IPR” means Business IPR other than Owned Business IPR; “Management Accounts” has the meaning given to it in the Sale and Purchase Agreement; “Owned Business IPR” means Business IPR which is owned by any Group Company; “Party” means a party to this Deed and “Parties” shall mean the parties to this Deed; “Pension Schemes” means: (c) for the Company, the qualifying pension scheme with Peoples Pension; and (d) for Warwick Re, the qualifying pension scheme with Argus Connections, 401(k) Advantage Plan; “Properties” means the properties owned and occupied by the Group being: (a) Shared office space at Part of 41 Cedar Ave, Hamilton HM 12 Cedar House; and (b) Office 19W116, 430 Park Ave, New York, NY 10022, United States; “Purchaser” has the meaning given to it in the Parties section of this Deed; “Purchaser’s Group” has the meaning given to it in the Sale and Purchase Agreement; “Purchaser’s Solicitors” means Debevoise & Plimpton LLP of 66 Hudson Blvd E, New York, NY 10001, United States; “Reinsurance Agreements” means the Farmers Reinsurance Agreement and the Just Reinsurance Agreement; “Relevant Person” has the meaning given to it in the Sale and Purchase Agreement; “Sale and Purchase Agreement” means the agreement entered into (or to be entered into) on or about the date of this Deed between, the Sellers (as defined therein) and the Purchaser relating to 5 the acquisition by the Purchaser of the Company, together with any agreements to be entered into pursuant to it; “Sanctions” means any U.S. sanctions administered by U.S. Treasury Department’s Office of Foreign Assets Control or any equivalent sanctions or measures imposed by the United Nations and/or the European Union and/or His Majesty’s Treasury or any other or similar sanctions or measures imposed by a regulatory body which are applicable to any Group Company; “Shares” has the meaning given to “Sale Shares” in the Sale and Purchase Agreement; “Substantial Customer” means customers with subsisting agreements or arrangements with any Group Company with an annual spend by the customer in excess of US$100,000.00; “Substantial Supplier” means suppliers with subsisting agreements or arrangements with any Group Company with an annual spend by the Group Companies collectively in excess of US$100,000.00; “Tax or Taxation” has the meaning given to it in the Sale and Purchase Agreement; “Taxation Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation; “Transaction” has the meaning given to it in the Sale and Purchase Agreement; “Transaction Documents” has the meaning given to it in the Sale and Purchase Agreement; “US GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect in the United States of America at the time any relevant determination is made (except as otherwise specified); “Warranties” means those warranties contained in Schedule 1; “Warrantor” has the meaning given to it in the Parties section of this Deed; “Warrantor’s Solicitors” means Charles Russell Speechlys LLP of 5 Fleet Place, London, England EC4M 7RD;“Warranty Insurance Policy” means the buy side warranty and indemnity insurance policy issued on or around the date of this Deed by the Insurer in favour of the Purchaser; and “Warwick Re” has the meaning given to it in the Sale and Purchase Agreement. 1.3 In this Deed unless the context otherwise requires: (a) reference to this Deed or any other document in the agreed form includes this Deed or such other document as varied, modified or supplemented in accordance with the terms hereof; (b) references to recitals, paragraphs, Clauses and schedules and sub-divisions of them, unless the context otherwise requires, are references to the Recitals, paragraphs and Clauses of and Schedules to, this Deed and sub-divisions of them respectively; 6 (c) references to any enactment includes references to such enactment as re-enacted, amended or extended on or before the date of this Deed and any subordinate legislation made under it on or before the date of this Deed; (d) references to a “person” include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality; (e) references to the one gender include all genders, and references to the singular include the plural and vice versa; (f) headings are inserted for convenience only and shall be ignored in construing this Deed; (g) the words “company”, “holding company”, “subsidiary” and “subsidiary undertaking” have the meanings given to them by the Companies Act; (h) references to a “company” shall also be construed to include any other corporation or body corporate wherever and however incorporated or established; (i) references to time of the day are to New York time; (j) reference to a document being “in the agreed form” is to a document in the terms agreed between the parties and for identification purposes only signed or initialled by them or on their behalf on or before the date of this Deed; (k) for the purposes of paragraphs 10.9 to 10.13 (inclusive) of Schedule 1 to this Deed, the terms “data subject”, “personal data”, “personal data breach”, “processing” and “supervisory authority” shall have the meaning given to them in the GDPR; and (l) any statement which refers to the knowledge or knowledge and belief of the Warrantor or is expressed to be “so far as the Warrantor is aware” or any similar expression shall mean the actual knowledge, belief or awareness of Matthew Hayes, Jonathan Smith, Gregor Zavadlal and Gordon Cox, having made all reasonable enquiries. 2. WARRANTIES AND RECOURSE 2.1 The Warrantor hereby acknowledges that the Purchaser is entering into the Sale and Purchase Agreement in reliance upon the Warranties and warrants to the Purchaser that each of the Warranties is true, accurate and not misleading as of the date hereof, except where the failure of such warranties, individually or in the aggregate, to be true and correct has not had, and would not reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the Company, taken as a whole. 2.2 Each of the Warranties is given subject to: (a) the matters being Disclosed; and (b) any limitations, exceptions or exclusions expressly provided for in this Deed including those set out in Schedule 2.

7 2.3 Each of the Warranties shall be construed as separate and independent and (unless expressly provided to the contrary) shall not be limited by the terms of or by reference to any of the other Warranties. 2.4 The Warrantor hereby acknowledges that the right of the Purchaser to make a Claim shall not be affected or limited by any knowledge of the Purchaser or any Purchaser Affiliate. 3. ASSIGNMENT None of the parties may assign, grant any security interest over, hold on trust or otherwise transfer any of their respective rights or obligations under this Deed in whole or in part, save that the Purchaser may assign its rights under this Deed to any member of the Purchaser’s Group and that the Purchaser charge and/or assign the benefit of this Deed to any bank or financial institution or other person by way of security for the purposes of or in connection with the financing or refinancing (whether in whole or in part) by the Purchaser of the acquisition of the Shares, provided that the Warrantor shall be under no greater obligation or liability thereby than if such assignment had never occurred and that the amount of loss or damage recoverable by the assignee shall be calculated as if that person had been originally named as the Purchaser in this Deed (and, in particular, shall not exceed the sum which would, but for such assignment, have been recoverable hereunder by the Purchaser in respect of the relevant fact or circumstance). 4. EFFECT OF COMPLETION The terms of this Deed (subject as specifically otherwise provided in this Deed) shall continue in force after and notwithstanding Completion and the remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion. 5. COUNTERPARTS This Deed may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The parties may enter into this Deed by signing any such counterpart. 6. THIRD PARTY RIGHTS A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term, save that Clause 9.3 is intended to benefit the third parties mentioned therein and such provisions shall be enforceable by any of them to the full extent permitted by law, subject to the other terms and conditions of this Deed. 7. NOTICES 7.1 Any notice or other communication in connection with this Deed (each, a “Notice”) shall be: (a) in writing; and (b) delivered by hand, fax, pre-paid recorded delivery, pre-paid special delivery or courier using an internationally recognised courier company. 7.2 For the purposes of this Clause 7, the authorised address of: 8 (a) the Warrantor shall be (b) the Purchaser shall be 7.3 A Notice shall be effective upon receipt and shall be deemed to have been received: (a) at 9.00 a.m. on the second Business Day after posting, if sent by pre-paid post, or at the time recorded by the delivery service if sent recorded delivery; (b) at the time of delivery, if delivered by hand or courier; or (c) at the time of sending, if sent by email; provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipient. 8. INVALIDITY 8.1 If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties. 8.2 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 8.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Deed and the legality, validity and enforceability of the remainder of this Deed shall, subject to any deletion or modification made under Clause 8.1, not be affected. 9. GENERAL PROVISIONS 9.1 Any waiver of a breach of any of the terms of this Deed or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Deed. 9.2 Except as otherwise expressly provided in this Deed or expressly agreed by the parties in writing, no failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under this Deed and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Deed are cumulative and are not exclusive of any rights or remedies provided by law. 9.3 This Deed may be varied only by a document signed by the Purchaser, the Warrantor and the Majority Sellers (as defined in the Sale and Purchase Agreement). 9 10. GOVERNING LAW AND SUBMISSION TO JURISDICTION 10.1 This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. 10.2 Each of the parties irrevocably agrees that the courts of England and Wales are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and that accordingly any proceedings arising out of or in connection with this Deed shall be brought in such courts. 10.3 Each of the parties hereto agrees that in the event of any action between any of the parties hereto being commenced in respect of this Deed or any matters arising under it, the process by which it is commenced, (where consistent with the applicable rules) may be served on them in accordance with Clause 7. 11. LIABILITY The Purchaser shall in no circumstances be entitled to exercise any right of set-off or counterclaim against or otherwise withhold payment of any sums stated to be payable by the Purchaser under the Sale and Purchase Agreement or under any other Transaction Document. 12. TERMINATION If the Sale and Purchase Agreement is terminated in accordance with its terms, this Deed shall automatically terminate and all obligations of the Parties under this Deed shall end and no Party shall be liable to another Party under this Deed; provided that all rights and liabilities of the Parties which have accrued before termination shall continue to exist. 13. ENTIRE AGREEMENT 13.1 This Deed and the Transaction Documents contain the entire agreement and understanding of the parties and supersede all prior agreements, understandings or arrangements between the parties (both oral and written) relating to the subject matter of this Deed and the Transaction Documents. 13.2 Each of the parties acknowledges and agrees that: (a) it does not enter into this Deed on the basis of and does not rely, and has not relied upon, any statement, representation, warranty, assurance, covenant, agreement, undertaking, indemnity, guarantee or commitment of any nature whatsoever (in any case whether oral, written, express or implied, and whether negligent or innocent) made, given or agreed to by any person (whether a party to this Deed or not), except those expressly set out or referred to in this Deed and/or the Transaction Documents and, the only remedy or remedies available in respect of any representation, statement, warranty, assurance, covenant, agreement, undertaking, indemnity, guarantee or commitment of any nature whatsoever made to it shall be a claim for breach of contract under this Deed and/or the Transaction Documents; (b) no statement, undertaking, assurance, warranty, covenant or other provision set out in this Deed that is given by any party to this Deed to any other is given as a representation; 10 (c) any statutory or common law remedies, terms, warranties, representations or conditions that are not expressly set out or referred to in this Deed and might otherwise be implied are hereby expressly excluded; and (d) this Clause 13 shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Deed which was induced by, or otherwise entered into as a result of, fraud, for which the remedies shall be all those available under the law governing this Deed.

[Warwick – Warranty Deed – Signature Page] IN WITNESS WHEREOF, this Deed has been executed and delivered as a deed on the date first above written. EXECUTED as a DEED by ASSURED GUARANTY UK HOLDINGS LTD: Name: Title: In the presence of this witness: Name: Address: Occupation: [Warwick – Warranty Deed – Signature Page] EXECUTED as a DEED by WARWICK COMPANY (UK) LIMITED, acting by its directors: Name: Title: Name: Title: 13 SCHEDULE 1 WARRANTIES Except where the context otherwise requires, the Warranties shall apply not only to the Company but also to each of the Group Companies as if they had been expressly repeated with respect to each such Group Company, naming each one of them in place of the Company throughout. In this Schedule “material” shall mean material in the context of (i) each individual Group Company and (ii) of the Group as a whole as the context requires. 1. THE SHARES AND GROUP 1.1 The information in Schedule 3 is complete and accurate in all material respects. 1.2 The Shares comprise the whole of the issued and outstanding share capital of the Company, have been properly and validly issued and outstanding and each is fully paid and legally and beneficially owned and registered as set out in Schedule 3 free from any Encumbrance or any claim to, or agreement or commitment to give or create, any Encumbrance. 1.3 The issued share capital of each Group Company has been properly and validly issued and outstanding. The Company directly or indirectly owns (as set out in Schedule 3), legally and beneficially, free from Encumbrances, the whole of the issued share capital of the Group Companies and all such shares are fully paid or credited as fully paid. There is no agreement or commitment to give or create any Encumbrance over or affecting any shares in any Group Company. 1.4 No Group Company has outstanding or issued any share capital (other than the shares shown in Schedule 3 as being issued) or any securities which are convertible into share or loan capital and no agreement or commitment has been entered into which requires or may require any Group Company to allot or issue any share or loan capital which has not been outstanding or issued at the date of this Deed. 1.5 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption). 1.6 Each Group Company validly exists under the laws of the country in which it is incorporated and has all requisite corporate powers and authority to own property and carry on its business as presently conducted. 1.7 Save as set out in Schedule 3, no Group Company is the legal or beneficial owner of any shares or securities of any other person (other than the Group Companies) or has agreed to acquire any such shares or securities. 1.8 The statutory books of each Group Company have been properly kept, are up-to-date and contain complete and accurate details of all matters required by applicable laws to be entered in them. Such statutory books and the in-force articles of association (or equivalent constitutional documents) of each Group Company are Disclosed in the Data Room. 14 1.9 No Group Company has given any power of attorney or other authority (express, implied or ostensible) which is still in force to any person to enter into any contract or commitment on its behalf, other than in the ordinary course of business. 1.10 Compliance has been made with all applicable law in connection with the formation of each Group Company and all issues and grants of shares, debentures, notes, mortgages or other securities of each Group Company. 1.11 All returns and other documents required to be filed with or delivered to Companies House or the relevant Authority by each Group Company have been prepared, filed and delivered in accordance with applicable law. 2. INSOLVENCY 2.1 No Group Company is insolvent under the laws of its jurisdiction of incorporation or unable to pay its debts as they fall due. 2.2 There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any Group Company and no events have occurred which, under applicable laws, would justify such proceedings. 2.3 No creditor of any Group Company has taken, or is entitled to take any steps to enforce, or has enforced any security over any assets of any Group Company or is likely to do so in the immediate future. 2.4 No Group Company has by reason of actual or anticipated financial difficulties commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. 3. BUSINESS SINCE THE ACCOUNTS DATE Since the Accounts Date: (a) compliance has been made with all terms set forth in Appendix 1 to this Schedule 1, assuming the Schedule has been in place and effect since the Accounts Date; (b) there has been no material adverse change in the financial or trading condition of any Group Company; and (c) no resolution in general meeting or written resolution of the shareholders of any member of the Group has been passed other than the routine business of annual general meetings. 4. FINANCIAL ACCOUNTS 4.1 The Financial Statements of Warwick Re The statutory financial statements of Warwick Re for the year ended on 31 December 2022, the year ended on 31 December 2023, the year ended on 31 December 2024 and the nine months ended on 30 September 2025 have been properly prepared in accordance with Bermuda SAP and Bermuda applicable law. 4.2 The Financial Statements

15 (a) The Financial Statements give a true and fair view of the consolidated assets, liabilities and financial position of the Company and each other Group Company as at the Accounting Date, and of the consolidated profits (or losses) and total comprehensive income and cash flows of the Company and each other Group Company for the financial year ending on that date (in each case on a consolidated basis only). (b) The Financial Statements have been properly prepared with due care and in good faith, in accordance with the Accounting Standards then in force. (c) There are no differences in the total shareholders’ equity between the calculations based on US GAAP and the calculations based on UK GAAP for the consolidated Financial Statements of the Group. (d) There are no liabilities, contingent or otherwise, of any Group Company, other than: (i) liabilities reflected or reserved against in the Management Accounts as of 30 September, 2025; (ii) liabilities incurred since 30 September, 2025, in the ordinary course of business consistent with past practice; or (iii) liabilities or obligations that have been or will be discharged or paid in full prior to the Effective Time. (e) The Group has devised and maintained systems of internal accounting controls with respect to the business sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general or specific authorisation, (ii) all transactions are recorded as necessary to permit the preparation of the Financial Statements in conformity with the Accounting Standards and to maintain proper accountability for items, (iii) access to its property and assets is permitted only in accordance with management’s general or specific authorisation and (iv) recorded accountability for items is compared with actual levels at reasonable intervals and appropriate action is taken with respect to any differences. 4.3 Records (a) The Accounting Records: (i) are accurate and up to date in all material respects; (ii) accurately reflect the individual transactions and events of the Company; (iii) comply with applicable law and regulation; and (iv) are exclusively owned by the Company, under its direct control and in its possession. 4.4 Management Accounts (a) The Management Accounts of the consolidated Group have been prepared in accordance with the Accounting Standards (except for the income statement, which is prepared on a 16 US GAAP basis) and such Accounting Standards (or US GAAP, as applicable) have been consistently applied throughout the period to which the Management Accounts relate, as applicable. (b) Each Group Company’s Book Value as reported in the relevant Group Company’s Management Accounts, calculated in accordance with US GAAP, is the same as Book Value as calculated in accordance with UK GAAP. (c) The Management Accounts: (i) are not misleading in any material respect; (ii) are prepared with due care and in good faith; (iii) fairly reflect the value of the consolidated assets and liabilities of the Group as at the dates to which they were drawn up; and (iv) fairly reflect the consolidated profits and revenue of the Group for the periods to which they relate. 5. FINANCIAL OBLIGATIONS 5.1 Financial Facilities (a) Full and accurate details of all financial facilities (including loans, derivatives and hedging arrangements) (being the amounts due under such facilities as at the date one (1) Business Day prior to the date of this Deed) outstanding or available to the Group Companies are provided in the Disclosure Documents and the Group is in compliance with all such facilities in accordance with their terms and there are no circumstances whereby continuation of such facilities might be prejudiced or affected as a result of a transaction effected by the Sale and Purchase Agreement. (b) No Group Company has received any notice to repay under any agreement relating to any borrowing or indebtedness, which is repayable on demand. (c) No Group Company has been in payment default or technical default under any financial indebtedness (which for the purpose of this paragraph shall include any derivative transactions entered into and in connection with protection against or benefit from fluctuations in any exchange or interest rates or price). 5.2 Guarantees etc. There is no outstanding guarantee, indemnity, suretyship or security given: (a) by any Group Company; or (b) for the benefit of any Group Company. 5.3 Grants and Allowances No Group Company has applied for or received any grant, subsidy or allowance from any governmental or other body. 17 6. ASSETS 6.1 The Properties (a) The Disclosure Documents contain true and accurate details of the Properties. The Properties comprise all of the properties owned, used or occupied by the Group or in which the Group has any actual right or interest. (b) No Group Company has any interest in real estate save for the Properties. (c) The Group is the sole legal and beneficial owner of or the lessee or licensee (as applicable) of the Properties. (d) So far as the Warrantor is aware, there are no claims, disputes or outstanding orders or notices affecting the Properties (whether served by a local authority, local planning authority or other body or person) and none are anticipated. (e) No member of the Group has given any covenant or entered into any agreement, deed or other document in respect of any property other than the Properties, in respect of which any contingent or potential liability remains with any member of the Group. (f) Each Property has the benefit of such rights and easements as are necessary for the existing use of the Property by the Group. (g) No Property is subject to any Encumbrance. (h) The applicable Group Company has vacant possession of the Properties and no other person has any other right (actual or contingent) to possession or occupation of the Properties or any interest in it. 6.2 Leases Where the interest of the Group in any Property is leasehold: (a) the requisite details (including copies of each lease and license, as amended from time to time) are included in the Disclosure Documents; (b) there is no subsisting breach and no non-observance of any covenant, condition or agreement contained in the lease under which the Group holds its interest in the Property, on the part of the relevant landlord or the Group which would materially adversely affect the business of the Group; (c) the leasehold properties are occupied by the Group in connection with its business are occupied or used by right of ownership or under lease or licence the terms of which permit that occupation or use and no third party has any right to possession or occupation of the leasehold properties other than the relevant landlord; (d) the relevant member of the Group has paid the rent that has been due and observed and performed the covenants in its capacity as tenant in all material respects and the conditions contained in any leases under which any of the leasehold properties are held by the Group; (e) no rent review is outstanding or in progress; 18 (f) no obligation necessary to comply with a written notice given by the landlord is outstanding and unperformed; (g) no written notice to determine any lease has been served by or received by the Group; (h) so far as the Warrantor is aware, there are no circumstances which would entitle any landlord to exercise any powers of entry or take possession or which would otherwise restrict the continued possession and enjoyment of the leasehold properties; (i) there is no right for the landlord to terminate the lease before the expiry of the contractual term, otherwise than by breach of the lease by the lessee; and (j) with respect to each of the leases, such lease is legal, valid, binding, enforceable and in full force and effect. 6.3 Ownership of Non-Property Assets (a) All assets included in the Financial Statements or acquired by any of the Group Companies or which have otherwise arisen since the Accounts Date, other than the Properties and Intellectual Property Rights and any assets disposed of or realised in the ordinary and usual course of business: (i) are legally and beneficially owned by the Group Companies, and each Group Company has the right to use all tangible material assets used in their respective businesses or presently located on their respective premises; (ii) are free from Encumbrances or any claim to, or contract to grant, any Encumbrance; (iii) is not to any extent surplus to requirements; (iv) are, where capable of possession, in the possession or under the control of the relevant Group Company; and (v) are not the subject of any factoring arrangement, conditional sale or credit agreement. (b) No Group Company agreed to acquire any material asset on terms that the property in it does not pass until full payment is made. 6.4 Sufficiency of Assets The property, rights and assets owned (free from any Encumbrance), leased or otherwise legally used by, the Group Companies comprise all the property, rights and assets necessary or required for the carrying on of the business of each Group Company substantially in the manner in which, and to the extent to, it is presently conducted and has been carried on in the twelve (12) months prior to the date of this Deed, and no such property, right or asset will be adversely affected by and no Group Company will not lose any material rights with respect to its ownership or use of such property right or asset due to the execution, delivery or performance of this Deed or the consummation of the transactions contemplated by the Sale and Purchase Agreement.

19 6.5 Debts None of the debts due from or due to any Group Company which are included in the Management Accounts as of 30 September, 2025 or which have subsequently arisen: (a) has been incurred other than incurred in the ordinary and usual course of business and does not exceed US $100,000.00; (b) has been outstanding for more than two (2) months from its due date for payment; or (c) has been released on terms that the debtor has paid less than the full value of its debt, and all such debts have realised, or will be realised, in the normal course of collection their full value as included in the Financial Statements, Management Accounts or in the books of the relevant Group Company after taking into account the provision for bad and doubtful debts made in the Financial Statements and/or Management Accounts. 7. COMMERCIAL AGREEMENTS AND ARRANGEMENTS 7.1 Joint Ventures etc. Save in respect of the Shareholders Agreements or the Subscription Agreement, no Group Company is, or has agreed to become, a member of any joint venture, agency, consortium, partnership or other unincorporated association, shareholders or similar arrangement. 7.2 Agreements with Connected Parties (a) No Group Company is or has at any time during the period of three (3) years ending on the date of this Deed entered into any contracts or arrangements between, on the one hand, any Group Company and, on the other hand, any person who is or was a shareholder in a Group Company, or any person connected with any of them. (b) No Group Company is or has at any time during the period of three (3) years ending on the date of this Deed entered into any contract, arrangement or understanding with any Relevant Person or Former Relevant Person or current or former director of any Group Company, or any person connected with any of such persons, or in which any such person is interested (whether directly or indirectly), other than any contract of employment or consultancy arrangement between a Group Company and such persons from time to time. 7.3 Material Agreements (a) Other than as Disclosed in the Data Room, no Group Company is a party to any material agreement, including any agreement which: (i) is not in the ordinary course of business or which is not on arm’s length terms; (ii) cannot be terminated by the relevant Group Company on less than six (6) months’ notice without compensation; (iii) imposes any commitment on the relevant Group Company to supply services exclusively from or to any person, or which otherwise materially restricts its freedom or that of any other member of the Group (i) to carry on its business in 20 any part of the world in such manner as it sees fit or (ii) to transfer the whole or any part of its business; or (iv) provides a third party a right to any ongoing commission or similar payment from any Group Company. (b) All modifications, amendments and supplements to any material agreement to which a Group Company is a party have been Disclosed in the Data Room. 7.4 Customer and Supplier Contracts (a) Copies of all subsisting agreements or arrangements with Substantial Customers and Substantial Suppliers have been included in the Disclosure Documents. (b) No Group Company is a party to or subject to any material contract, transaction, arrangement, understanding or obligation (other than in relation to any Property or contract of employment) which: (i) is not in the ordinary and usual course of business; (ii) is not wholly on an arm’s length basis; or (iii) restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit. (c) No Substantial Customer or Substantial Supplier has during the twenty-four (24) months immediately preceding the date of this Deed ceased, reduced or indicated an intention to cease or reduce, or changed the terms of or indicated an intention to change the terms of, its trading or supply with any Group Company. 7.5 Compliance with Agreements (a) All the contracts material to the business of any Group Company or the Group as a whole to which any of the Group Companies is a party (including the Reinsurance Agreements) are valid and binding obligations of the relevant Group Company and the terms thereof have been complied with in all material respects by the relevant Group Company and by the relevant other party thereto. (b) No Group Company has terminated or given notice in writing to terminate any such material contract. (c) No notice of termination or of intention to terminate has been received in respect of any such material contracts. (d) There are no circumstances ongoing which could give rise to a notice of termination being issued by the parties to any such material contract. (e) No Group Company is in material breach or material default of any such material contract to which it is a party and no claim or other assertion of any material breach or material default has been made in writing against any Group Company and no other party to any such material contract is in material breach of any such material contract. 21 7.6 Reinsurance Agreements (a) There are no circumstances ongoing which could give rise to a notice of termination being issued by Warwick Re Limited or any ceding company in respect of any Reinsurance Agreement. (b) Save in respect of balancing premia payable following the completion of data cleansing, all premium amounts due from (i) Just Retirement Limited to Warwick Re under the terms of the Just Reinsurance Agreement and (ii) Farmers Life Insurance Company to Warwick Re under the terms of the Farmers Reinsurance Agreement, in each case, have been received in full. (c) Since the inception of the Reinsurance Agreements: (i) there have been no breaches of the applicable Investment Guidelines (as defined in each Reinsurance Agreement); (ii) there has been no failure by Warwick Re to make a payment or transfer to Just Retirement Limited or Farmers Life Insurance Company, or to provide collateral, in each case, in accordance with the terms of each Reinsurance Agreement; and (iii) with respect to the Just Reinsurance Agreement: (1) there have been no Material Cedant Reporting Failures (as defined in the Just Reinsurance Agreement); and (2) there has been no failure by Warwick Re to notify Just Retirement Limited of its ECR Ratio (as defined in the Just Reinsurance Agreement) in accordance with the terms of the Just Reinsurance Agreement. 7.7 Outwards Reinsurance Agreements (a) All outwards reinsurance contracts to which any of the Group Companies is a party are valid and binding obligations of the relevant Group Company, and the terms thereof have been complied with in all material respects by the relevant Group Company and by the relevant other party thereto. (b) No Group Company has terminated, or given notice in writing to terminate, any such outwards reinsurance contract. (c) No notice of termination or of intention to terminate has been received in respect any such outwards reinsurance contract. (d) There are no circumstances ongoing which are reasonably likely to give rise to a notice of termination being issued by the parties to any such outwards reinsurance contract. (e) No Group Company is in material breach or material default of any such outwards reinsurance contract to which it is a party and no claim or other assertion of any material breach or material default has been made in writing against any Group Company and no other party to any such outwards reinsurance contract is in material breach of any such outwards reinsurance contract. 22 (f) Save in respect of balancing premia payable following the completion of data cleansing, all premium amounts due from under the terms of any such outwards reinsurance contracts have been received in full. 7.8 Effect of Sale of the Shares Neither entering into nor completion of this Deed and the Transaction Documents for the transfer of all or any of the Shares will result in a material breach of, or give any third party a right to terminate or vary, or result in any Encumbrance under, any contract or arrangement to which any Group Company is a party which is material to the business of any Group Company or the Group, as a whole. 8. RELEVANT PERSONS AND BENEFITS 8.1 Relevant Persons and Terms of Employment/Engagement (a) The Disclosure Documents include the current contracts of employment or engagement, or consultancy agreements, of each Relevant Person and there are no written staff handbooks, policies and procedures applicable to all or any of the Relevant Persons. (b) The Disclosure Documents contain full and accurate details of all Relevant Persons (including details of their respective current salaries/remuneration/consultancy fees, bonus, commission, job location, employing or engaging Group Company, start date (and, if different, date of commencement of continuous service), length of service, notice periods (required by both the Relevant Person and the relevant Group Company), type of contract (including but not limited to full-time, part-time, zero hours and casual contracts), expiry of any fixed term (where applicable) and benefits (save for any benefits which are mandatory under applicable law)). (c) Other than as Disclosed, there are no terms and conditions in any contract with any Relevant Person, and no commitment has been made (whether or not legally binding) to any Relevant Person, pursuant to which such person will be entitled to receive any payment or benefit or such person’s rights will change, or an entitlement of such Relevant Person to terminate his employment or engagement will be triggered, as a direct consequence of the completion of the Transaction or in combination with other events, including but not limited to termination of employment or engagement. (d) There are no individuals providing services to the Group (whether directly or through an intermediary company) that have been supplied by an employment agency or business, whether on a temporary or permanent basis. 8.2 Changes in Employment/Service Other than as Disclosed: (a) no Relevant Person has given or received notice to terminate his or her employment or engagement; (b) there are no outstanding offers of employment or engagement made by any Group Company, and no person has accepted such an offer but not yet taken up the position accepted, and no Relevant Person intends to terminate their employment or engagement as

23 a result of the completion of the Transaction or other performance of the terms of the Sale and Purchase Agreement; (c) there are no proposals to terminate the employment or engagement of any Relevant Person and, there has been no dismissal of or settlement agreement entered into with any Relevant Person or Former Relevant Person in the twelve (12) months preceding the date of this Deed. All actions required (whether by a Relevant Person/Former Relevant Person or the relevant Group Company) under any settlement agreements preceding the date of this Deed have been duly completed; (d) no Group Company has agreed to make any payment or agreed to provide any benefit to any Relevant Person, or Former Relevant Person (who was employed or engaged by the Group in the three (3) years prior to the date of this Deed) or any of his or her dependants in connection with the proposed termination or suspension of employment or engagement or variation of any contract of employment or engagement of any such Relevant Person or Former Relevant Person; (e) no redundancies have been implemented in the Group in the twelve (12) months preceding the date of this Deed and there are no ongoing redundancies or proposals to implement any redundancies within the Group in the twelve (12) months following the date of this Deed. There is and has been no practice, policy, agreement or arrangement (whether or not legally binding) by any Group Company of paying redundancy or severance payments in excess of the statutory minimum provided under applicable law; (f) no Relevant Person is on secondment, maternity leave, paternity leave, adoption leave, shared parental leave or other form of family or parental leave or absent on grounds of disability, longterm sickness or other leave of absence (other than usual holiday allowances) and have, or may have, a statutory or contractual right to return to work; and (g) no Relevant Person is seconded or assigned by their relevant employing or engaging Group Company to provide services (i) for another Group Company or (ii) in a different jurisdiction to the one in which they were originally employed or engaged. 8.3 Works Councils and Representative Bodies No Group Company has formally recognised a trade union, works council, other representative body or is a party to any agreement with any trade union, works council or other representative body or has received any written or unwritten request for recognition of a trade union, works council or other representative body in respect of its business, in each case in respect of Relevant Persons or Former Relevant Persons (who were employed or engaged by the Group in the six (6) years prior to the date of this Deed). 8.4 Bonus, Benefit and Other Profit-Related Schemes (a) The Disclosure Documents contain the rules and all other documentation, terms, promises, arrangements (whether written or unwritten) relating to all existing share incentive, share option, profit sharing, bonus, retention, commission or other incentive arrangements, long- term disability insurance, life assurance, death-in-service, private medical, health and welfare, retention, change-in-control, post-retirement medical, directors’ and officers’ insurance, travel, car, redundancy and any other benefit schemes, plans or arrangements (each a “Benefit Scheme”) for or affecting any Relevant Person or Former Relevant Person 24 (who was employed or engaged by the Group in the three (3) years prior to the date of this Deed) or their dependants. (b) All existing Benefit Schemes operated by the Group have been operated materially in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed. (c) There are no proposals to introduce any new Benefit Scheme for any Relevant Person. (d) Except as otherwise Disclosed, no person has received any awards under the Warwick Bermuda LLC Management Long Term Incentive Plan, the Warwick Company (UK) Limited Equity Incentive Plan or any other incentive plan operated by the Group where such awards are still outstanding or unsettled as at the date of this Deed and there have been no promises (whether written or unwritten and whether legally binding or otherwise) made to any person in respect of such awards or other equity-related incentives. 8.5 Transfers (a) No Group Company has entered into any agreement or arrangement which involved or may involve any Group Company acquiring or disposing of any undertaking or part of one, to which the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended from time to time) may apply, whether on commencement or termination of such agreement or arrangement or otherwise. 8.6 Claims (a) No allegation has been made, whether by any Relevant Person, any Former Relevant Person or any regulatory authority, that any Relevant Person who is (or any Former Relevant Person (who was engaged by the Group in the six (6) years prior to the date of this Deed) who was) a consultant should be properly categorised as a worker or employee of the relevant Group Company, whether for employment or Tax purposes or otherwise and there is no basis on which any such allegation is likely to be made. (b) There are no complaints, disputes or claims pending, outstanding or threatened against any Group Company of whatsoever nature (including, without limitation in relation to any Benefit Scheme) in relation to any Relevant Person or Former Relevant Person and there are no matters which could give rise to any such complaints, disputes or claims. (c) No Relevant Person is subject to any disciplinary warning or procedure. 8.7 Amounts Owing (a) There are no amounts owing or agreed to be loaned or advanced by any Group Company to any Relevant Person or Former Relevant Person (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of business expenses). (b) Each “Part 1 Award” under retention award letters granted to any Relevant Person have been duly paid. 25 (c) All consideration marked payable in respect of restrictive covenants to any Relevant Person under such person’s contract of employment or engagement has been duly paid. (d) In the two (2) years preceding the date of this Deed, in respect of each current and former Employee or worker of a Group Company whose employment or engagement is or was subject to UK law, all holiday pay for periods of holiday taken under regulation 13, regulation 13A and regulation 15B of the Working Time Regulations 1998 has been calculated and paid in accordance with the Working Time Regulations 1998 and, in respect of leave taken under regulation 13 before 1 January 2024, in accordance with the Working Time Directive 2003/88/EC. (e) In respect of Relevant Persons employed or engaged in Bermuda, all material payroll tax filings and payments required under the Payroll Tax Act 1995 and related regulations have been duly made and paid when due in all material respects; there are no arrears, penalties, waivers, audits or investigations outstanding as at the date of this Deed. 8.8 Compliance Each Group Company has, in relation to each Relevant Person and Former Relevant Person (who was employed or engaged by the Group in the six (6) years prior to the date of this Deed), complied in all material respects with all applicable obligations (whether or not legally binding) under legislation, common law, equity, regulations, codes of conduct, codes of practice, terms and conditions of employment, orders, agreements with third parties and awards relevant to their conditions of service. 8.9 Immigration (a) Right to work checks have been completed for every Relevant Person and Former Relevant Person (who was employed or engaged by the Group in the six (6) years prior to the date of this Deed) in the UK to provide a statutory defence to any civil penalty issued by the UK’s Home Office. (b) Subject to paragraph 8.9(c) below, no person employed or engaged by the Group requires immigration permission to work in the jurisdiction in which they are employed or engaged. (c) Each Group Company operating in Bermuda has taken all reasonable steps to ensure that every Relevant Person employed or engaged by it has and continues to have the necessary permission to engage in gainful occupation in Bermuda under the Bermuda Immigration and Protection Act 1956 and the policies of the Department of Immigration of the Bermuda Government. Each Group Company has obtained and continues to maintain, where required, valid work permits for such persons, all associated fees have been duly paid and the Disclosure Documents contain accurate details of the current expiry dates of such work permits. No work permit applicable to any Relevant Person contains any unusual or onerous conditions that would materially impact such person’s ability to perform their duties for the relevant Group Company. No such permissions or permits are, so far as the Warrantor is aware, under investigation, suspended, revoked, or subject to any pending application for renewal, other than routine renewals or administrative reviews in the ordinary course of business. 8.10 Pension Schemes 26 (a) Other than the Pension Schemes Disclosed, there are no agreements, arrangements, obligations or commitments (whether funded or unfunded) under which any Group Company is required to make payment of a contribution towards, or other provision for, benefits on retirement, incapacity, ill-health or death for the benefit of a Relevant Person or Former Relevant Person or their dependants and no undertaking or assurance (whether written or oral) has been given (or is being considered) by any Group Company to any person as to the continuance, alteration or introduction of any plan or arrangement, or increase, augmentation or improvement of any benefits on retirement, incapacity, ill-health or death (including those provided under the Pension Schemes). (b) Full details of the Pension Schemes have been Disclosed, including complete and correct copies of all material documents governing the Pension Schemes and details of each Group Company’s obligations and liabilities under the Pension Schemes (including but not limited to details of current contribution rates by both the relevant Group Company and Relevant Person). (c) All contributions, insurance premiums, Tax, expenses and other amounts due to and in respect of the Pension Schemes have been duly paid. There are no liabilities outstanding in respect of the Pension Schemes at the date of this Deed. The contributions in respect of the Pension Schemes have been paid at the rates Disclosed. (d) The Pension Schemes comply with and have been managed in accordance with their governing documentation and all applicable laws, regulations and requirements. (e) All death in service benefits are fully insured with a reputable insurance company duly authorised under applicable law and regulation and there is no reason why any policy of insurance may be invalidated or set aside. (f) Each relevant Group Company has at all times complied with its duties under Part 1 of the UK Pensions Act 2008, and no regulatory action or claims have been, or are likely to be, taken or raised in respect of those duties. (g) In respect of any Relevant Person or Former Relevant Person (who was employed or engaged by the Group in the six (6) years prior to the date of this Deed) employed or engaged in Bermuda, all Group Companies have, in all material respects, complied with their obligations under the Bermuda National Pension Scheme (Occupational Pensions) Act 1998, the Bermuda Contributory Pensions Act 1970 and related regulations, including all registration, enrolment, and contribution requirements. All required contributions have been duly paid and remitted to the relevant pension plan trustees and the Department of Social Insurance in all material respect. There are no material arrears, penalties, or written notices of investigations outstanding in respect of any such contributions. (h) There are no disputes concerning the Pension Schemes in respect of any Group Company, Relevant Person or Former Relevant Person, or any Connected Person of any of the foregoing with any interest in or entitlement under any Pension Scheme and, so far as the Warrantor is aware, there are no circumstances that are reasonably likely to give rise to any such dispute. (i) No Group Company nor any connected or associated person of any Group Company participates in (or has participated in), has, or has had, any liability or contingent liability to make payment to, and has no other obligation or contingent obligation to any

27 arrangement (legally binding or otherwise) for providing or contributing towards, any pension plan or scheme under which benefits are or were calculated on a defined benefit basis. 9. INTELLECTUAL PROPERTY RIGHTS 9.1 The Disclosure Documents list accurate and current details of all Owned Business IPR and all licences and associated agreements relating to the Licensed Business IPR. 9.2 All: (a) Business IPR is either legally and beneficially owned by a Group Company or lawfully used with the consent of the owner under a licence and so far as the Warrantor is aware such Business IPR shall be owned or available for use by each member of the Group (to the extent that such Group Company requires access) immediately after Completion on terms and conditions identical to those under which each member of the Group owned or used such Business IPR immediately before Completion; (b) Owned Business IPR is (i) valid and subsisting and enforceable, and nothing has been done or omitted to be done which would jeopardise its validity, enforceability or subsistence and (ii) not subject to any claim for revocation, invalidity or cancellation; (c) Owned Business IPR is not being infringed or used without authorisation, attacked or opposed by any person; (d) Owned Business IPR is not subject to any Encumbrance or any licence or authority in favour of another; (e) renewal fees which are due and steps which are required for the maintenance and protection of all Owned Business IPR that is registered have been paid and taken; and (f) licences relating to the Licensed Business IPR have been fully complied with and no notice to terminate those licences has been given, and no claims have been made and no applications are pending which if pursued or granted might be material to the truth and accuracy of any of the above. 9.3 There has been and is no misuse of Know-how or Intellectual Property Rights by any Group Company and the Group Companies have not made any disclosure of Know-how or Intellectual Property Rights to any person other than the Purchaser and its advisers in conjunction with this Deed and the Transaction Documents, except properly and in the ordinary and usual course of business and on the basis that such disclosure is to be treated as being of a confidential character. No Group Company has received written notification, and no circumstances exist that are likely to give rise to any claim of infringement or misuse. 9.4 No Group Company has in the past three (3) years received written notice (and so far as the Warrantor is aware no person has otherwise threatened or otherwise asserted any claim) and in each case, no person is: (a) that the Group’s operations and activities infringe, misuse or otherwise violate the Intellectual Property Rights of any third party; or 28 (b) challenging the ownership, use, validity, enforceability, patentability or registrability of any Owned Business IPR. 9.5 So far as the Warrantor is aware, no circumstances exist that are likely to give rise to any claim of infringement or misuse of the Intellectual Property Rights of any third party. 9.6 The conduct of the Group’s business does not infringe, misappropriate, or otherwise violate the Business IPR of any third party. 9.7 Copies of all material licences, agreements and permissions relating to the licensing, ownership, development or use of any Business IPR by any member of the Group have been Disclosed in the Data Room, and in respect of each such agreement: (a) it is in full force and effect, no notice having been received by a Group Company to terminate it; (b) the obligations of each party under it have been complied with in all material respects and no disputes have arisen or are foreseeable in respect of it; and (c) neither entering into, nor compliance with nor completion of, this Deed will, or is likely to entitle a party to terminate, vary or make a claim under it, or result in any other adverse consequence for any member of the Group. 10. INFORMATION TECHNOLOGY AND DATA PROTECTION 10.1 The Disclosure Documents contain accurate and current details of all IT Systems. 10.2 All IT Systems are either (i) legally and beneficially owned by the Group free from any Encumbrance or (ii) supplied by third party suppliers on arm’s length commercial terms. 10.3 The IT Contracts are in full force and effect, valid and binding and, the Company has complied with them in all material respects. No notices of breach or termination have been served on or by the Company in respect of any of the IT Contracts and there are and have been no claims, disputes or proceedings arising or threatened under any IT Contracts, and no circumstances exist which may bring about any such claim, dispute or proceeding. There has been no breach of the IT Contracts by any Group Company or any counterparties to such IT Contracts. Each IT Contract has been Disclosed in the Data Room. Neither entering into, nor compliance with nor completion of, this Deed or the Transaction Documents will entitle a party to terminate, vary or make a claim under any IT Contract. 10.4 The IT Systems (and each part of them): (a) are in good working order in all material respects and have functioned efficiently and in accordance with all applicable specifications, documentation and requirements of the business of the Group; (b) have sufficient capacity, capability, functionality and scalability and perform sufficiently to satisfy the current requirements of the business of the Group and those reasonably projected for the next two (2) years; (c) have not been materially defective or materially failed to function during the three (3) years immediately preceding Completion, nor have there been any logical or physical intrusions to the IT Systems or losses of data which have had (or are having) a material adverse effect on the business of the Group; 29 (d) have been refreshed, patched, maintained and updated in accordance with good industry practice; (e) have adequate security and back-up systems to preserve the availability, security and integrity of the IT Systems and the data processed and stored on the IT Systems in accordance with industry best practice; (f) have been maintained and currently have the benefit of appropriate development maintenance and support agreements (as Disclosed in the Data Room), and in the event that the persons providing development, maintenance or support services for the IT Systems cease to provide such services, the Group has all the necessary rights, expertise and information to continue to maintain and support or have a third party maintain and support the IT Systems; and (g) are protected by, monitored and subject to adequate and effective and fully documented information security arrangements which have been implemented, regularly tested, managed and updated in accordance with good industry practice. 10.5 All databases which form part of the IT Systems are complete and accurate and none have suffered any loss or corruption in the three (3) years prior to the date of this Deed. 10.6 The Company has implemented an effective and fully documented disaster recovery and business continuity plan in respect of the IT Systems in accordance with industry best practice which would permit all of the critical functions of the Group to be restored within four (4) hours, the balance of functions being restored within twelve (12) hours. The Group has tested (or procured the testing of) such disaster recovery and business continuity plan in the last twelve (12) months and that test resulted in full restoration of those functions within those timescales. 10.7 All the domain names used, or required to be used, in or in connection with the business as presently carried on are listed in the Disclosure Letter (the “Domain Names”). The Group is the sole owner of the Domain Names, together with the website(s) which may be accessed at the Domain Names. 10.8 The Group has in place adequate procedures in accordance with good industry practice: (a) to take and store on-site and off-site back-up copies of the software and data in the Business IT; and (b) to minimise unauthorised access to and the introduction of viruses and other contaminants into the Business IT. 10.9 Each Group Company complies, and has complied in all material respects within the three (3) years prior to the date of this Deed, with all applicable Data Protection Laws relating to the processing of personal data. 10.10 Each Group Company has: (a) implemented appropriate technical and organisational measures to keep processed personal data strictly confidential and to protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access; and (b) in all material respects, aligned its cybersecurity practices with relevant industry standards. 30 10.11 Each Group Company carries out tests and vulnerability assessments of its information systems and business environment to identify material cybersecurity threats to its assets and systems. 10.12 No Group Company has, during the three (3) years prior to the date of this Deed: (a) suffered any material personal data breach or cybersecurity incident; (b) received any written notice, request, order, complaint or other communication from any Authority or any other person alleging relating to, imposing any sanction for, or alleging or informing an investigation into allegation of a breach of their obligations under Data Protection Laws; or (c) received any written claim or complaint from any data subject or other person claiming a right to compensation for failure to respond to any of their data subject rights requests or alleging any breach of Data Protection Laws. 10.13 No order has been made against any member of the Group for the rectification, blocking, erasure or destruction of any data under any applicable Data Protection Laws that is material to the Company’s business as carried on at the date of this Deed. 11. COMPLIANCE WITH LAWS 11.1 Each Group Company has conducted its business in all material respects in accordance with all applicable laws and regulations and has not done or omitted to do any act or thing which constitutes or may constitute an offence under any applicable law. 11.2 No member of the Group has received in the three (3) years prior to the date of this Deed any: (i) written notice from any Authority alleging any non-compliance with any applicable law or (ii) any indication that such notice is being contemplated. 11.3 There is no investigation, enquiry, order, decree or judgment of any court or Authority outstanding against any Group Company, and, so far as the Warrantor is aware, no such investigations or enquiries are pending, contemplated or threatened. 11.4 All necessary licences, registrations, permissions, consents, permits and authorisations (public and private) have been obtained by each Group Company to enable it to carry on its business in the places and manner in which such business is now carried out and all such licenses, registrations, permissions, consents, permits and authorisations are valid and subsisting, have been complied with in all material respects. 11.5 None of the authorisations, licences, consents, permissions or approvals referred to in paragraph 11.4 have been revoked, suspended, cancelled, not renewed, materially varied or made subject to any material restriction or condition (in whole or in part), and there are no circumstances likely to lead to any of them being suspended, cancelled or revoked and, so far as the Warrantor is aware, no such revocation, suspension, cancellation, non-renewal, material variance or material restriction or condition has been threatened by any Authority prior to the date of this Deed. 11.6 None of the directors, agents or Relevant Persons of each Group Company (during the course of his duties in relation to the Group Company and for whose actions the Group Company could be or is responsible) have committed or omitted to do any act or thing in contravention of any applicable law.

31 11.7 Each Group Company is in good standing under the applicable law and regulation of its jurisdiction of incorporation or organisation. 12. ANTI-CORRUPTION AND SANCTIONS 12.1 Neither the Group nor any of its Associated Persons is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the Foreign Corrupt Practices Act of 1977 (as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998, and as may be further amended or supplemented from time to time), the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997 (“Anti-Corruption Laws”) or similar applicable legislation in the jurisdictions in which the Group Companies operate. 12.2 Neither the Group nor any of its Associated Person (in their capacity as Employee of, or otherwise being engaged by, the Group) has engaged in any activity, practice or conduct which would constitute a breach of applicable laws, regulations and guidance relating to Sanctions. 12.3 No Group Company or Associated Persons is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under Anti-Corruption Laws or Sanctions, and no Group Company has received any written notification that any such investigation, inquiry or proceedings are or have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings. 12.4 Each Group Company maintains and regularly keeps under review on an ongoing basis adequate written procedures and internal accounting controls which are designed to ensure compliance by the relevant Group Company and its respective directors and Relevant Persons with all Anti- Corruption Laws and Sanctions. 13. COMPETITION 13.1 No Group Company is or has at any time been party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether or not legally binding) or course of conduct which: (a) is or was in breach of any competition or similar legislation in any jurisdiction in which the Group’s business is or has been carried on; (b) is or has been the subject of any investigation, site inspection or request for information by any court, competition or other governmental or administrative authority pursuant to any competition or similar legislation in any jurisdiction in which the Group’s business is or has been carried on; (c) is or has been during the past three (3) years the subject of any registration with, or any notification or application for a decision or guidance to, any competition or other governmental or administrative authority pursuant to any competition or similar legislation of any jurisdiction in which the Group’s business is or has been carried on; or (d) is or was otherwise registrable, notifiable, unenforceable or void or which renders a Group Company or any of its officers liable to administrative, civil or criminal proceedings under 32 any competition or similar legislation in any jurisdiction in which the Group’s business is or has been carried on. 13.2 No Group Company has given any undertaking, and no order, decision, judgment or direction of any court, competition authority or other governmental or administrative authority has been made against any Group Company, or in relation to it, pursuant to any competition or similar legislation in any jurisdiction in which the business is or has been carried on which restricts the manner in which any Group Company is permitted to conduct any of the business. 13.3 No Group Company has received any aid, or any written notice of any investigation, complaint, action or negative decision in relation to the receipt or the alleged receipt of any aid or alleged aid, from any governmental organisation in any jurisdiction in which the business is or has been carried on. 14. REGULATORY MATTERS 14.1 Copies of all material correspondence to or from any Authority during the three (3) years prior to the date of this Deed have been Disclosed in the Data Room. 14.2 Each Group Company has timely filed or caused to be timely filed all required forms, reports, registrations, and other documents required to be filed by or on behalf of the Group Company with any Authority in connection with the business conducted by the Group Company, and each Group Company has acted in compliance with all such forms, reports, registrations and other documents in all material respects, and all required regulatory approvals in respect thereof are in full force and effect. 14.3 Warwick Re Limited is a Bermuda exempted company limited by shares licensed as a Long-Term Class E insurer by the BMA under the Insurance Act and is in good standing under the Insurance Act. 14.4 During the three (3) years prior to the date of this Deed, none of the Group Companies nor any of their directors, Relevant Persons or agents have been investigated or audited (in the case of any Relevant Person of the Group Company, in connection with any act or omission in the course of their employment or engagement) in connection with its business, resulting in any Authority imposing any material fines or penalties or exercising any other material disciplinary measure, nor has any indication been received by any Group Company that such measures are being contemplated. 15. LITIGATION 15.1 No Group Company (or any person for whose acts or defaults a Group Company may be vicariously liable) is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration. 15.2 No claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration have been threatened or is pending by or against any Group Company (or any person for whose acts or defaults a Group Company may be liable), and there are no facts likely to give rise to any such proceedings and no Group Company has any matter currently subject to mediation or expert determination. 33 15.3 There are no investigations, disciplinary proceedings or other circumstances that could lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration. 15.4 There are no existing or pending judgments or rulings, orders, awards, decisions or decrees of any court or Authority or any expert determination or arbitral award against any Group Company, and no Group Company is party to any undertaking or assurance given to a court, tribunal, Authority or any other person in connection with the determination or settlement of any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration. 15.5 No unsatisfied judgment is outstanding against any member of the Group. 16. INSURANCE 16.1 Insurance Cover (a) Accurate details of all current insurance policies relating to the assets and business of the Group are contained in the Disclosure Documents. (b) Except as Disclosed, all premiums due and payable up to the date of this Deed in respect of such policies have been paid. (c) Except as Disclosed, no material claims have been made or notified under any Group insurance policy in the past three (3) years, and no material claim is outstanding except those already notified to the insurance company and Disclosed in the Data Room. 16.2 Validity of Insurance In respect of the insurances referred to in paragraph 16.1: (a) all premiums and any related insurance premium taxes have been duly paid to date, and each Group Company has complied in all material respects with its obligations under each insurance policy; (b) all insurance policies are in full force and effect, none are void or voidable and no claims are outstanding; and (c) no circumstances have arisen and nothing has been done or omitted which would render any of the policies void or unenforceable for illegality or otherwise at the instigation of the relevant insurer or underwriter. 16.3 Insurance Claims During the three (3) years immediately preceding the date of this Deed, no individual insurance claim has been made by any Group Company exceeding US$25,000 or that is otherwise material to the relevant Group Company or the Group as a whole. 17. TAXATION 17.1 Adequate provision or reserve (as appropriate) has (in accordance with applicable Accounting Standards or US GAAP, as applicable) been made in the Financial Statements for the calendar year ended 31 December, 2024, and the Management Accounts for any Tax (whether actual, deferred, 34 contingent or disputed, and whether an asset or a liability) assessed or liable to be assessed on a Group Company or for which a Group Company is accountable at the Accounts Date whether or not the relevant Group Company has or may have any right or reimbursement against any other person. 17.2 No Group Company has received any written notice or indication that any Group Company has been involved in any scheme, arrangement, transaction or series of transactions in which the main purpose or one of the main purposes was the evasion or avoidance of Tax. 17.3 Each Group Company is resident for Tax purposes in its respective jurisdiction of incorporation, is duly registered for all Taxes the registration for which is required by law and has at no time had a permanent establishment or other taxable presence in any jurisdiction other than that in which it was incorporated. 17.4 No Group Company has received any notice from any Taxation Authority that requires or will require it to withhold Taxation from any payment made since the Accounts Date or which will or may be made after the date of this Deed. 17.5 Each Group Company has, in all material respects, prepared and maintained all records and documents required by Tax law and has in its possession all such documents. 17.6 All returns to be submitted, all information required to be supplied and all notices, payments, deductions and withholdings required to be made by each Group Company in each case for the purposes of Taxation have been submitted, supplied or made punctually on a proper basis, all such returns, information, notices, payments, deductions and withholdings are correct, and there is not, and there is not likely to be, any dispute or enquiry in respect of any of them with any Taxation Authority. 17.7 No Group Company is currently, and no Group Company has been within the 6 (six) years prior to the date of the Sale and Purchase Agreement, involved in any non-routine audit or examination by, or any dispute with, any Taxation Authority concerning any matter that likely to result in the assessment of a material liability of the Company to Tax. 17.8 No Group Company has within the 6 (six) years prior to the date of the Sale and Purchase Agreement paid or become liable to pay, nor are there any circumstances by virtue of which any Group Company is likely to become liable to pay, any penalty, fine, surcharge or interest in connection with any Tax. 17.9 The amount of Tax chargeable on each Group Company during any accounting period ending on or within the 6 (six) years before the Accounts Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority. 17.10 In relation to (in each case) transactions entered into by, on the one hand, a Group Company with, on the other hand, any other Group Company, its shareholder or an affiliate of a shareholder incorporated or organised under the law of a different jurisdiction to the relevant Group Company: (a) no Group Company has entered into any transaction or arrangement that would be treated for Tax purposes as otherwise than on arm’s length terms; and (b) all Group Companies are compliant with applicable transfer pricing legislation or guidelines set by a Taxation Authority. 17.11 No Group Company is or has been, or has at any time conducted its affairs on the basis that it is, a member of any group for any Tax purpose with any person other than another Group Company.

35 17.12 All documents in the possession or under the control of each Group Company to which the relevant Group Company is a party and which attract stamp duty have been duly stamped and all amounts payable thereon have been duly paid. 17.13 No charge to Tax will arise on any Group Company by virtue of the entering into and/or completion of any of the transactions contemplated by the Sale and Purchase Agreement. 17.14 No Group Company is currently, or has been in the past 6 (six) years, a member of (i) a “qualifying” “multinational group” for purposes of Parts 3 and 4 of the UK’s Finance (No.2) Act 2023 or (ii) an “In Scope MNE Group” for purposes of the Bermuda Corporate Income Tax Act 2023. 17.15 All returns required by law to be submitted and payments required to be made for Excise Taxes with respect to a reinsurance contract entered into by a Group Company have been submitted or paid to the appropriate Taxation Authority by the relevant ceding company or other appropriate party for each such contract within applicable time limits required by law. 17.16 No Group Company was classified as a “passive foreign investment company” within the meaning of Section 1297 of the US Internal Revenue Code of 1986, as amended, for the most recently completed taxable year, and, based on the composition of the assets and liabilities and the level of activities of the Group Companies as of the Completion Date and so far as the Warrantor is aware, no Group Company is anticipated to be classified as a “passive foreign investment company” for its current taxable year. 18. ACTUARIAL DATA The factual information and data furnished by the Warrantor to the third-party actuarial consultants engaged by the Company – being Oliver Wyman and Mercer – in connection with the preparation of any actuarial reports (i) included all the information material to such actuarial reports that was requested by the third-party actuarial consultant, (ii) was accurate in all material respects as of the date so provided, (iii) was obtained from the books and records of the Company, (iv) was generated from the same underlying sources and systems that were utilised by the Company to prepare the Financial Statements and (v) did not contain any material data input inaccuracies. 36 Appendix 1 Since the Accounts Date, no Group Company has carried out any of the actions specified in this Appendix: 1. Acquisitions, Disposals and Capital Commitments 1.1 declared, set aside or paid any dividends on, or made any other distributions (whether in cash, shares or property) in respect of, the outstanding shares or equity securities of any Group Company; 1.2 subdivided, adjusted, split, combined or reclassified any of the outstanding share capital of, or issued or authorised the issuance of any other securities in respect of, in lieu of or in substitution for shares of, the outstanding share capital of any Group Company; 1.3 purchased, redeemed or otherwise acquired any shares of outstanding share capital of any Group Company, or any rights, warrants or options to acquire any such shares; 1.4 sold, leased, transferred, licensed or otherwise disposed of, or purchased, leased, licensed or otherwise acquired, any material assets, businesses or undertakings (or any interest therein); 1.5 transferred, issued, sold, pledged, encumbered or disposed of, or authorised the transfer, issuance, sale, pledge, encumbrance or disposition of, any shares or securities of any Group Company or granted options, warrants, calls or other rights to purchase or otherwise acquire any shares or other securities of any Group Company; 1.6 entered into or made itself liable for any material capital commitment (whether by way of purchase, lease, hire purchase or otherwise); 2. Agreements and Arrangements 2.1 made or adopted any changes in the actuarial, underwriting, risk retention, risk management, hedging, claims administration, reserving, accounting or investment policies, practices or principles of any Group Company (other than any change required by applicable law, GAAP, Bermuda Accounting Principles or other applicable accounting principles (or the interpretation of any of the foregoing) or otherwise in the ordinary course of business); 2.2 made or permitted any material change in the nature or scope of the Group or any Group Company’s business; 2.3 carried on the Group’s business other than through a Group Company; 2.4 entered into, amended, varied or granted any release of or waive any provision under, or other than in the ordinary course of business, pursuant to its current terms, terminate, recapture, renew, extend or fail to enforce (or give notice to terminate or commit a material or persistent breach of) any contract to which a Group Company is a party, which either (i) will involve a payment or commitment by the relevant Group Company in excess of US$100,000 per year or (ii) is outside the ordinary and usual course of trading and will involve a payment or commitment by the relevant Group Company in excess of US$100,000 per year; 2.5 released any collateral supporting any reinsurance agreement of the third-party business of any Group Company where such Group Company would have a liability or obligation in the absence of sufficient collateral, other than in the ordinary course of business or as otherwise requested by a governmental entity; 37 2.6 amended, breached, varied, waived, commuted or terminated any reinsurance agreement under which a Group Company has provided reinsurance; 3. Loans, Borrowings and Factoring of Debts 3.1 (i) made, increased or extended any loan or advance or granted any credit to anyone whomsoever, save for loans, advances or grants of credit made in the ordinary and usual course of trading with respect to the asset management of the reinsurance business and in a manner consistent with the investment guidelines of each reinsurance arrangement were permitted or (ii) acquired any indebtedness owed by any Group Company or other third party to any non-Group Company lender; 3.2 (i) released any debtor on terms that he pays less than the book value of any material debt or (ii) wrote off any material debt; 3.3 made any material change in the policy or procedures by which the Group collects its debt; 3.4 borrowed any monies or incurred any indebtedness or other liability other than (i) in accordance with the relevant annual budget of the Group, or (ii) trade credit in the ordinary and usual course of trading (provided that where such trade credit indebtedness is not specifically provided for in the annual budget of the Group, the amount of indebtedness thereby incurred shall not, when taken with any other liability incurred pursuant to this paragraph, exceed US$100,000 in any calendar year), or (iii) any borrowings between Group Companies; 4. Constitutional Documents, Shareholder Resolutions and Share Rights 4.1 varied the rights attaching to any securities issued by any Group Company; 4.2 made any increase or reduction or other alteration whatsoever (including by way of redemption, purchase, sub-division, consolidation or redesignation) of any Group Company’s share capital or allotted or issued or granted any option to subscribe for or acquire shares in a Group Company or issue any securities of any Group Company; 5. Accounts, Auditors, Accounting Policies and Reference Date 5.1 changed any of the Group Companies’ auditors unless they resigned on their own insistence or did not seek re-appointment or agreed on any reduction of any cap on the liability of the auditors; 5.2 made any change in any Group Company’s accounting reference date or (save as may be necessary to comply with changes in statements of standard accounting practice) its accounting policies; 6. Tax 6.1 made, changed or revoked any material Tax election, settled or compromised any material Tax claim or liability, waived or extended any statute of limitations in respect of any material Tax or any period within which an assessment or reassessment or determination of any material Tax may be issued, made or amended any material Tax return, settled any Tax audit, or surrendered any right to claim any material Tax refund, except in each case if and to the extent: (i) reflected in the Management Accounts; or (ii) required by law; 7. Reorganisations adopted a plan of complete or partial liquidation or rehabilitation or authorised or undertook a merger, amalgamation, dissolution, rehabilitation, consolidation, restructuring, recapitalisation or other reorganisation; 38 8. Litigation initiated, discontinued or settled any litigation or arbitration proceedings provided that this provision shall not prevent any action taken by the Group’s insurer at its cost in the event the insurer has accepted the claim in accordance with the Group’s insurance policies; or 9. General approved or agreed to do any of the things referred to in this Appendix.

39 SCHEDULE 2 LIMITATIONS ON LIABILITY 1. MAXIMUM LIABILITY 1.1 The liability of the Warrantor in respect of all Claims shall not exceed US$1. 1.2 No information supplied by or on behalf of any Employee or agent or adviser of a Group Company to the Company in connection with the Warranties or the preparation of this Deed shall constitute a warranty or representation as to the accuracy of such information and no member of the Purchaser’s Group will have any recourse against any such Employee, agent or adviser. 2. WARRANTY INSURANCE The Purchaser confirms that its sole recourse for any Claim against the Warrantor, for any amount in excess of the limit of liability set out in paragraph 1 above (any such amount being, an “Excess”), shall be against the Warranty Insurance Policy (regardless of whether or not such policy is actually placed) and, accordingly, the Purchaser shall have no right to, and shall not initiate or pursue any claim, proceeding, suit or action against the Warrantor in respect of any Excess. The Purchaser acknowledges and agrees that it shall be fully liable for any retention amount under the Warranty Insurance Policy with respect to any excess, and accordingly, the Warrantor shall not be liable for any such amount. 3. TIME LIMITATION FOR CLAIMS 3.1 The Warrantor shall not be liable in respect of any Claim unless written notice specifying (in reasonable detail) the matter(s) which gives rise to the Claim, the nature of the claim and (if practicable) the amount claimed in respect thereof is given by or on behalf of the Purchaser to the Warrantor as soon as reasonably practicable after the Purchaser becomes aware of the Claim and in any event by not later than: (a) in the case of a Claim in respect of Covered Taxes, 5:00 p.m. on the date falling seven years after the Completion Date; and (b) in respect of all other Claims hereunder, the date falling three (3) years after the date of this Deed. 3.2 Any Claim notified pursuant to paragraph 3.1 above shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn and shall determine absolutely unless legal proceedings in respect of it have been properly issued and validly served within nine (9) months of such written notice being given to the Warrantor or, in the case of any contingent liability, within nine (9) months after such contingent liability ceases to be contingent and becomes quantifiable. 4. CONTINGENT LIABILITIES The Purchaser agrees that it shall not be entitled to make any Claim (whether for damages or otherwise) unless (i) the Purchaser has given written notice to the Warrantor of the Claim and (ii) where the fact, matter, event or circumstances giving rise to such Claim is remediable and is remedied (at no cost to the Purchaser’s Group or the Group) within thirty (30) days of the date on which written notice of such Claim is served on the Warrantor. 40 5. LOSSES The Warrantor shall not be liable under this Deed in respect of any loss of profit, loss of goodwill, punitive loss or indirect or consequential losses save for those losses that are reasonably foreseeable from a breach of this Deed or payable to a third party. 6. ACTS OF THE PURCHASER The Warrantor shall not be liable in respect of any Claim if and to the extent that matters, facts or circumstances giving rise to the Claim would not have occurred but for: (a) the Purchaser not complying with its obligations under the Transaction Documents; (b) any change in the accounting principles or practices of the Group (including the length of any accounting period for tax purposes) introduced after Completion, except where such change is made to comply with generally accepted accounting principles or in accordance with applicable law or regulation; or (c) any act of the Warrantor undertaken prior to Completion at the written request of the Purchaser. 7. CHANGES IN LAW The Warrantor shall not be liable in respect of any Claim if and to the extent that matters, facts or circumstances giving rise to the Claim would not have occurred but for: (a) any change in law or regulation or in its interpretation or administration by the English courts or of the courts of any country in which a Group Company in incorporated or operates, by a Taxation Authority or by any other fiscal monetary or regulatory authority after the date hereof, and in any event not in force at the date of this Deed; or (b) any increase in the rates of taxation made after the date hereof. 8. MITIGATION OF LOSSES Nothing in this Schedule 2 will in any way restrict or limit the Purchaser’s common law duty to mitigate its loss in relation to any Claim. 9. FRAUD None of the limitations contained in this Schedule 2 shall apply to any Claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of or which is delayed as a result of, fraud or fraudulent misrepresentation by the Warrantor. 10. ADEQUACY OF RESERVES Notwithstanding anything to the contrary in this Deed, any other Transaction Document or any other agreement, document or instrument delivered or to be delivered in connection herewith or therewith, the Purchaser acknowledges and agrees that the Warrantor makes no representations or warranties with respect to, and nothing contained in this Deed or any other Transaction Documents is intended or shall be construed to be a representation or warranty, express or implied, of the Warrantor or any other person, for any purposes of this Deed or any other Transaction Documents, 41 in respect of the adequacy or sufficiency of reserves in respect of insurance policies of any Group Company. 42 SCHEDULE 3 GROUP INFORMATION

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